EXHIBIT 10.85

AMENDMENT 7 TO TRANSITION SERVICES AGREEMENT

THIS AMENDMENT 7 TO TRANSITION SERVICES AGREEMENT (this “Amendment), made as of December 31 2013, is by and between Dean Foods Company, a Delaware corporation, (“Dean Foods”) and The WhiteWave Foods Company, a Delaware corporation (“WhiteWave”).

WHEREAS, Dean Foods and WhiteWave previously entered into a Transition Services Agreement dated October 25, 2012, which became effective as of October 31, 2012 (the “Original Agreement”);

WHEREAS, the Original Agreement has been amended by Amendment 1 to Transition Services Agreement dated November 20, 2012 (“Amendment 1”), Amendment 2 to Transition Services Agreement dated December 28, 2012 (“Amendment 2”), Amendment 5 to Transition Services Agreement dated May 28, 2013 (“Amendment 5”), and Amendment 6 to Transition Services Agreement dated November 13, 2013 (“Amendment 6,” and collectively with Amendment 1, Amendment 2, Amendment 5 and the Original Agreement, the “Agreement”);

WHEREAS, Dean Foods and WhiteWave have not entered into any amendments entitled Amendment 3 or Amendment 4 to Transition Services Agreement nor any other amendments to the Original Agreement other than Amendment 1, Amendment 2, Amendment 5 and Amendment 6; and

WHEREAS, Dean Foods and WhiteWave desire to amend the Schedules to the Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1. Capitalized Terms. Capitalized terms contained in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Agreement.

2. Amendment to Schedule A.

Schedule A of the Agreement is hereby revised to change the End Date of 12/31/13 to 1/31/14 for the following services:

HUMAN RESOURCES
Compensation
• Market Intelligence—Salaries, Surveys, (ePrism)
• Salary Planning & STI Admin (OSM)
• Exec & Board Comp (Mercer/Dean Comp)
• Comp Communications (Dean Comp)
• Base Salary, STI, LTI-existing and new- (Dean Comp)

3. The Agreement. All other terms and provisions of the Agreement not expressly modified by this Amendment shall remain in full force and effect and are hereby expressly ratified and confirmed.

4. Titles. The titles of the articles, sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provisions of this Amendment. The words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Amendment as a whole and not to any particular Article, Section or other subdivision.

5. Execution. This Amendment may be executed in any number of original, facsimile, or portable document format (pdf) counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their proper and duly authorized representatives as of the date first set forth above.

DEAN FOODS COMPANY

By:	/S/ KIM WARMBIER

Name: Kim Warmbier
Title: Executive Vice President – Human Resources

THE WHITEWAVE FOODS COMPANY

By:	/S/ MIKE SHINBEIN

Name: Mike Shinbein
Title: Vice President, Total Rewards, HR Services and Technology